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                                                                   Exhibit 23.2


                       CONSENT OF ANN ROULAC AND COMPANY


     We consent to the incorporation by reference in the registration statement of Bay Apartment Communities, Inc. on Form S-3 (File No. 33-926888) (the "Registration Statement") of our report dated June 30, 1996, entitled San Francisco Bay Area Rental Analysis, which report is included in this Current Report on Form 8-K. We also consent to being named as an expert in the Prospectus Supplement, dated July 5, 1996, to the Registration Statement.




                                                     ANN ROULAC AND COMPANY



                                                     By: /s/ Ann N. Roulac
                                                        -----------------------

                                                             Ann N. Roulac


Berkeley, California
July 5, 1996